            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
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                                   GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:          NUMBER OF --
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 1. Individual                     The individual

 2. Two or more                    The actual owner
    individuals                    of the account or,
    (joint account)                if combined funds,
                                   the first
 3. Husband and wife               individual on the
    (joint account)                account(1)

 4. Custodian account of           The actual owner
    a minor (Uniform               of the account or,
    Gift to Minors Act)            if combined funds,
                                   the first
 5. Adult and minor                individual on the
    (joint account)                account(1)

 6. Account in the name            The minor(2)
    of guardian or
    committee for a                The adult or, if
    designated ward,               the minor is the
    minor, or                      only contributor,
    incompetent person             the minor(1)

 7. a. The usual                   The ward, minor,
       revocable savings           or incompetent
       trust account               person(3)
       (grantor is also
       trustee)                    The
    b. So-called trust             grantor-trustee(1)
       account that is
       not a legal or              The actual owner(1)
       valid trust under
       state law


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                                   GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:          NUMBER OF --
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8. Sole proprietorship             The owner(4)

9. A valid trust, estate or        The legal entity (do not
   pension trust                   furnish the identifying number
                                   of the personal representative or
                                   trustee unless the legal entity itself
                                   is not designated in the account
                                   title.)(5)

10. Corporate                      The corporation

11. LLC                            The LLC

12. Single                         The owner(6)
    Member LLC

13. Religious, charitable, or      The organization
    educational tax-exempt
    organization

14. Partnership account held       The partnership
    in the name of the business

15. Association, club or           The organization
    other tax-exempt
    organization

16. A broker or                    The broker or nominee
    registered nominee

17. Account with the               The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state
    or local government,
    school district or
    prison) that receives
    agricultural program
    payments

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1 List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show the name of the owner. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

5 List first and circle the name of the legal trust, estate or pension trust.

6 For an LLC that is disregarded as an entity separate from its owner, you must show the owner's name, but you may also enter the LLC's name. Use the owner's TIN.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                                               GUIDELINES FOR CERTIFICATION OF
                                                   TAXPAYER IDENTIFICATION
     NUMBER ON SUBSTITUTE FORM W-9

     PAGE 2

OBTAINING A NUMBER

If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if the payee does not provide a TIN in the manner required, you are NOT REQUIRED to backup withhold on any payments you make if the payee is:

 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

 2. The United States or any of its agencies or instrumentalities.

 3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

 5. An international organization or any of its agencies or instrumentalities.

Other payees that MAY BE EXEMPT from backup withholding include:

 6. A corporation.

 7. A foreign central bank of issue.

 8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

 9. A futures commission merchant registered with the Commodity Futures Trading Commission.

10. A real estate investment trust.

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12. A common trust fund operated by a bank under section 584(a).

13. A financial institution.

14. A middleman known in the investment community as a nominee or custodian.

15. A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:

-  Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
-  Payments of patronage dividends not paid in money.
-  Payments made by certain foreign organizations.
-  Section 404(k) distributions made by an ESOP.

INTEREST PAYMENTS that generally are exempt from backup withholding include:

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest IN THE COURSE OF YOUR TRADE OR BUSINESS to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-  Payments described in section 6049(b)(5) to nonresident aliens.
-  Payments on tax-free covenant bonds under section 1451.
-  Payments made by certain foreign organizations.
-  Mortgage or student loan interest paid to you.

OTHER TYPES OF PAYMENTS that generally are exempt from backup withholding include:

-  Wages.
- Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.
-  Certain surrenders of life insurance contracts.
- Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
-  Real estate transactions reportable under section 6045(e).
-  Cancelled debts reportable under section 6050P.
-  Distributions from a medical savings account and long-term care benefits.
-  Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL AND CRIMINAL PENALTIES FOR FALSE INFORMATION.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.